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                                                                      EXHIBIT 23

                       [PRICEWATERHOUSECOOPERS LETTERHEAD]

                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 33-63666, 33-63664, 33-85656, 33-93910,
333-00444, 333-00446, 333-65001, 333-65007, 333-92643, 333-92645, 333-92647 and
333-55164) and on Form S-3 (File Nos. 33-78594, 333-24239 and 333-29263) of
Perceptron, Inc. and Subsidiaries of our report dated August 15, 2001 except as to Note 9 for which the date is September 24, 2001, relating to the financial statements and financial statement schedule, which appears in this Annual Report on Form 10-K.





PricewaterhouseCoopers LLP

Detroit, Michigan
September 25, 2001